Exhibit 23


                        Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-94622) of Agri-Nutrition Group Limited of our report dated January 15, 1999 appearing on page F-2 of this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule appearing on page S-1 of this Annual Report on Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
February 8, 1999




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                        Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-3192, 333-48069, and 333-48073) of Agri-Nutrition Group
Limited of our report dated January 15, 1999 appearing on page F-2 of this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule appearing on page S-1 of this Annual Report on Form 10-K/A.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
January 29, 199